Exhibit 99.1

DATE: March 29, 2012

MEDIA CONTACT: Jeff Pounds (918) 573-3332	INVESTOR CONTACT: Sharna Reingold (918) 573-2078

Williams Announces Public Offering of Common Stock

TULSA, Okla. – Williams (NYSE: WMB) announced today that it intends to commence an underwritten public offering of 26,000,000 shares of its common stock. The shares will be offered by Williams pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission.

Williams intends to use the net proceeds from the offering to purchase additional Williams Partners L.P. (NYSE:WPZ) common units in connection with the financing of the acquisition by Williams Partners L.P. of Caiman Eastern Midstream, LLC that was previously announced on March 19, 2012.

The underwriters have been granted a 30-day option to purchase up to an additional 3,900,000 shares of common stock.

Barclays, Citigroup, UBS Investment Bank, Deutsche Bank Securities and J.P. Morgan are acting as joint book-running managers.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. A copy of the preliminary prospectus supplement and related base prospectus may be obtained on the SEC website at www.sec.gov or from any of the underwriters, including:

Barclays

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Phone: 888-603-5847

E-mail: Barclaysprospectus@broadridge.com

Citigroup

Attention: Prospectus Delivery Department

Brooklyn Army Terminal

140 58th Street, 8th floor

Brooklyn, NY 11220

Phone: 800-831-9146

Email: batprospectusdept@citi.com

UBS Investment Bank

Attention: Prospectus Department

299 Park Avenue

New York, NY 10171

Phone: 888-827-7275

Deutsche Bank Securities

Attention: Prospectus Department

Harborside Financial Center

100 Plaza One

Jersey City, New Jersey 07311

Phone: 800-503-4611

Email: prospectus.cpdg@db.com

J.P. Morgan

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Phone: 866-803-9204

Portions of this document may constitute “forward-looking statements” as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the partnership's annual reports filed with the Securities and Exchange Commission.